Hudson Pacific Properties, Inc.
Press Release
Hudson Pacific Properties Reports
Fourth Quarter 2024 Financial Results

– Signed 2.0M Sq Ft of Office Leases in 2024 Including 442,000 Sq Ft in 4Q –
– Provides 2025 1Q FFO Outlook and Full-Year Assumptions –
____________
LOS ANGELES (February 20, 2025)—Hudson Pacific Properties, Inc. (NYSE: HPP) (the "Company," "Hudson Pacific," or "HPP"), a unique provider of end-to-end real estate solutions for tech and media tenants, today announced financial results for the fourth quarter 2024.

Victor Coleman, Chairman and CEO, stated, "In 2024, we ended the year with office leasing nearly 20% higher compared to the prior year, comprised of more than 2.0 million square feet of activity. Importantly, our leasing pipeline is currently more than 2.0 million square feet, including nearly 800,000 square feet of later stage deals. Paired with robust touring, this momentum gives us confidence that we should see ongoing progress in our efforts to raise occupancy as we move through the year. AI related leasing as well as broader in-office mandates from major employers continue to drive companies to evaluate the need for additional space in well-located, high-quality properties. As for our studios, following a slower than anticipated start to production this year due to the wildfires in Los Angeles, we are beginning to see high-caliber shows returning and looking to ramp up production later in the year. There is also strong and growing sentiment coalescing around the California governor’s film and television tax credit program that would go into effect in the second half of 2025 and could stimulate additional demand."

"Beyond our strong focus on driving office and studio leasing, our strategic priorities in 2025 are to continue to execute on asset sales, look for additional cost savings and further strengthen our balance sheet. We are committed to achieving our targets, which will optimally position Hudson Pacific for reinvigorated future earnings growth."

Financial Results Compared to Fourth Quarter 2023
•Total revenue of $209.7 million compared to $223.4 million, largely due to the sale of One Westside and a single tenant move out at Maxwell, partially offset by improved studio service and other revenue from Quixote and Sunset Las Palmas
•Net loss attributable to common stockholders of $167.0 million, or $1.18 per diluted share, compared to net loss of $98.0 million, or $0.70 per diluted share, primarily due to the aforementioned items affecting revenue, a non-cash, non-real-estate impairment associated with Quixote, a prior-year gain from the sale of One Westside, partially offset by a prior-year loss on the sale of bonds and improved interest expense
•FFO, excluding specified items, of $15.5 million, or $0.11 per diluted share, compared to $19.6 million, or $0.14 per diluted share, due to the items affecting revenue, offset by improved interest expense. Specified items include a goodwill impairment and write-off of assets related to Quixote of $109.9 million or $0.75 per diluted share; a non-cash deferred tax asset adjustment of $2.1 million, or $0.01 per diluted share; and a one-time income tax expense at Bentall Centre stemming from a legislation change of $0.8 million, or $0.01 per diluted share; compared to specified items consisting of a non-cash deferred tax asset adjustment of $6.6 million, or $0.05 per diluted share, and transaction-related expense of $0.2 million, or $0.00 per diluted share
•FFO of $(93.0) million, or $(0.64) per diluted share, compared to $12.8 million, or $0.09 per diluted share
•AFFO of $3.6 million, or $0.02 per diluted share, compared to $21.5 million, or $0.15 per diluted

Hudson Pacific Properties, Inc.
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share, primarily resulting from the items affecting FFO along with increased recurring capital expenditures
•Same-store cash NOI of $94.2 million compared to $106.3 million, primarily due to lower office portfolio occupancy

Leasing
•Executed 76 new and renewal leases totaling 441,924 square feet, including a new direct lease with Salesforce's sub-tenant at Rincon Center for 83,000 square feet for an approximately 3-year term
•GAAP and cash rents decreased 6.0% and 9.9% from prior levels, but would have decreased 2.8% and 4.3%, respectively, but for the aforementioned lease at Rincon Center
•In-service office portfolio ended the quarter at 78.3% occupied and 78.9% leased, compared to 79.1% occupied and 80.0% leased in the prior quarter, with the change primarily resulting from a single tenant move out at Met Park North, but for which the occupied and leased percentages would have been 79.3% and 79.9%, respectively
•On average over the trailing 12 months, the in-service studio portfolio was 73.8% leased, and the stages were 76.8% leased, compared to 73.8% and 75.9%, respectively, in the prior quarter, with the increase in stage leased percentage attributable to additional occupancy at Sunset Las Palmas

Transactions
•Sold 3176 Porter, a 47,000-square-foot office property in Palo Alto, California, for $24.8 million before prorations and closing costs
•Subsequent to the quarter, sold Maxwell, a 103,000-square-foot office property in Los Angeles, California, for $46.0 million before prorations and closing costs
•Net proceeds from both transactions used to repay amounts on the Company's unsecured revolving credit facility

Balance Sheet as of December 31, 2024
•Subsequent to the quarter, amended the Company's unsecured revolving credit facility to favorably adjust certain definitions and covenant calculations beginning with the period ending December 31, 2024, in light of which lender commitments are $775 million compared to the prior amendment amount of $900 million. The facility matures in December 2026 (including extension options)
•Adjusted for the aforementioned amendment, the Company had $518.3 million of total liquidity comprised of $63.3 million of unrestricted cash and cash equivalents and $455.0 million of undrawn capacity under the unsecured revolving credit facility
•The Company also had $153.4 million and $1.0 million, or $39.2 million and $0.5 million at HPP's share, of undrawn capacity under construction loans secured by Sunset Pier 94 and Sunset Glenoaks, respectively
•HPP's share of net debt to HPP's share of undepreciated book value was 38.7% with 90.7% of debt fixed or capped, with no maturities until November 2025

Dividend
•The Company's Board of Directors declared and paid a dividend on its 4.750% Series C cumulative preferred stock of $0.296875 per share

2025 Outlook
Hudson Pacific is providing an FFO outlook for the first quarter of $0.07 to $0.11 per diluted share along

Hudson Pacific Properties, Inc.
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with updated full-year assumptions (see table below). There are no specified items in connection with this outlook.

This outlook reflects management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of events referenced in this press release and in earlier announcements. It otherwise excludes any impact from new acquisitions, dispositions, debt financings, amendments or repayments, recapitalizations, capital markets activity or similar matters. There can be no assurance that actual results will not differ materially from these estimates.

Below are some of the assumptions the Company used in providing this outlook:

Unaudited, in thousands, except share data

	Full Year 2025
	Assumptions
Metric	Low	High
Growth in same-store property cash NOI(1)(2)	(13.50)%	(12.50)%
GAAP non-cash revenue (straight-line rent and above/below-market rents)(3)	$10,000	$15,000
GAAP non-cash expense (straight-line rent expense and above/below-market ground rent)	$(6,000)	$(8,000)
General and administrative expenses(4)	$(70,000)	$(76,000)
Interest expense(5)	$(173,000)	$(183,000)
Non-real estate depreciation and amortization	$(32,000)	$(34,000)
FFO from unconsolidated joint ventures	$1,000	$3,000
FFO attributable to non-controlling interests	$(13,000)	$(17,000)
FFO attributable to preferred units/shares	$(21,000)	$(21,000)
Weighted average common stock/units outstanding—diluted(6)	146,000,000	147,000,000
(1)Same-store for the full year 2025 is defined as the 39 office properties and three studio properties, as applicable, owned and included in the Company's stabilized portfolio as of January 1, 2024, and anticipated to still be owned and included in the stabilized portfolio through December 31, 2025.
(2)Please see non-GAAP information below for definition of cash NOI.
(3)Includes non-cash straight-line rent associated with the studio and office properties.
(4)Includes non-cash compensation expense, which the Company estimates at $22,000 in 2025.
(5)Includes non-cash interest expense, which the Company estimates at $6,000 in 2025.
(6)Diluted shares represent ownership in the Company through shares of common stock, OP Units and other convertible or exchangeable instruments. The weighted average fully diluted common stock/units outstanding for 2024 includes an estimate for the dilution impact of stock grants to the Company's executives under its long-term incentive programs. This estimate is based on the projected award potential of such programs as of the end of the most recently completed quarter, as calculated in accordance with the ASC 260, Earnings Per Share.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, acquisition costs and other non-core items that have not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Supplemental Information
Supplemental financial information regarding Hudson Pacific's fourth quarter 2024 results may be found on the Investors section of the Company's website at HudsonPacificProperties.com. This supplemental information provides additional detail on items such as property occupancy, financial performance by

Hudson Pacific Properties, Inc.
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property and debt maturity schedules.

Conference Call
The Company will hold a conference call to discuss fourth quarter 2024 financial results at 2:00 p.m. PT / 5:00 p.m. ET on February 20, 2025. The conference call will be available via live audio webcast on the Investors section of the Company's website at HudsonPacificProperties.com. A replay of the audio webcast will also be available following the call.

About Hudson Pacific Properties
Hudson Pacific Properties (NYSE: HPP) is a real estate investment trust serving dynamic tech and media tenants in global epicenters for these synergistic, converging and secular growth industries. Hudson Pacific’s unique and high-barrier tech and media focus leverages a full-service, end-to-end value creation platform forged through deep strategic relationships and niche expertise across identifying, acquiring, transforming and developing properties into world-class amenitized, collaborative and sustainable office and studio space. For more information visit HudsonPacificProperties.com.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events, or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company's control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by the Company from time to time with the SEC.

Investor Contact
Laura Campbell
Executive Vice President, Investor Relations & Marketing
(310) 622-1702
lcampbell@hudsonppi.com

Media Contact
Laura Murray
Vice President, Communications
(310) 622-1781
lmurray@hudsonppi.com

(FINANCIAL TABLES FOLLOW)

Hudson Pacific Properties, Inc.
Press Release
Consolidated Balance Sheets
In thousands, except share data

	12/31/24	12/31/23
	(Unaudited)
ASSETS
Investment in real estate, at cost	$8,233,286	$8,212,896
Accumulated depreciation and amortization	(1,791,108)	(1,728,437)
Investment in real estate, net	6,442,178	6,484,459
Non-real estate property, plant and equipment, net	127,067	118,783
Cash and cash equivalents	63,256	100,391
Restricted cash	35,921	18,765
Accounts receivable, net	14,505	24,609
Straight-line rent receivables, net	199,748	220,787
Deferred leasing costs and intangible assets, net	327,514	326,950
Operating lease right-of-use assets	370,826	376,306
Prepaid expenses and other assets, net	90,114	94,145
Investment in unconsolidated real estate entities	221,468	252,711
Goodwill	156,529	264,144
Assets associated with real estate held for sale	83,113	—
TOTAL ASSETS	$8,132,239	$8,282,050

LIABILITIES AND EQUITY
Liabilities
Unsecured and secured debt, net	$4,176,844	$3,945,314
Joint venture partner debt	66,136	66,136
Accounts payable, accrued liabilities and other	193,861	203,736
Operating lease liabilities	380,004	389,210
Intangible liabilities, net	21,838	27,751
Security deposits, prepaid rent and other	84,708	88,734
Liabilities associated with real estate held for sale	31,117	—
Total liabilities	4,954,508	4,720,881

Redeemable preferred units of the operating partnership	9,815	9,815
Redeemable non-controlling interest in consolidated real estate entities	49,279	57,182

Equity
HPP stockholders' equity:
Preferred stock, $0.01 par value, 18,400,000 authorized; 4.750% Series C cumulative redeemable preferred stock; $25.00 per share liquidation preference, 17,000,000 outstanding at 12/31/24 and 12/31/23	425,000	425,000
Common stock, $0.01 par value, 481,600,000 authorized, 141,279,102 and 141,034,806 shares outstanding at 12/31/24 and 12/31/23, respectively	1,403	1,403
Additional paid-in capital	2,437,484	2,651,798
Accumulated other comprehensive loss	(8,417)	(187)
Total HPP stockholders' equity	2,855,470	3,078,014
Non-controlling interest—members in consolidated real estate entities	169,452	335,439
Non-controlling interest—units in the operating partnership	93,715	80,719
Total equity	3,118,637	3,494,172
TOTAL LIABILITIES AND EQUITY	$8,132,239	$8,282,050

Hudson Pacific Properties, Inc.
Press Release
Consolidated Statements of Operations
In thousands, except per share data

	Three Months Ended		Year Ended
	12/31/24	12/31/23	12/31/24	12/31/23
	(Unaudited)	(Unaudited)	(Unaudited)
REVENUES
Office
Rental revenues	$170,689	$191,319	$677,620	$797,095
Service and other revenues	3,531	3,545	14,656	15,280
Total office revenues	174,220	194,864	692,276	812,375
Studio
Rental revenues	12,136	13,167	53,897	59,276
Service and other revenues	23,310	15,392	95,909	80,646
Total studio revenues	35,446	28,559	149,806	139,922
Total revenues	209,666	223,423	842,082	952,297
OPERATING EXPENSES
Office operating expenses	77,896	80,676	305,649	312,018
Studio operating expenses	38,030	34,869	148,430	138,447
General and administrative	19,492	19,781	79,451	74,958
Depreciation and amortization	89,101	103,192	354,425	397,846
Total operating expenses	224,519	238,518	887,955	923,269
OTHER INCOME (EXPENSES)
Loss from unconsolidated real estate entities	(865)	(1,683)	(7,308)	(3,902)
Fee income	1,336	1,155	5,269	6,181
Interest expense	(44,140)	(52,379)	(177,393)	(214,415)
Interest income	492	775	2,467	2,182
Management services reimbursement income—unconsolidated real estate entities	932	987	4,119	4,125
Management services expense—unconsolidated real estate entities	(932)	(987)	(4,119)	(4,125)
Transaction-related expenses	(193)	(194)	(2,499)	1,150
Unrealized loss on non-real estate investments	(934)	(851)	(3,958)	(3,120)
(Loss) gain on sale of real estate	(2,453)	80,048	(2,453)	103,202
Impairment loss	(113,121)	(60,158)	(149,664)	(60,158)
Gain on extinguishment of debt	—	—	—	10,000
Other income (expense)	198	(145)	1,647	(6)
Loss on sale of bonds	—	(34,046)	—	(34,046)
Total other expenses	(159,680)	(67,478)	(333,892)	(192,932)
Loss before income tax benefit (provision)	(174,533)	(82,573)	(379,765)	(163,904)
Income tax benefit (provision)	1,052	(6,081)	(1,641)	(6,796)
Net loss	(173,481)	(88,654)	(381,406)	(170,700)
Net income attributable to Series A preferred units	(153)	(153)	(612)	(612)
Net income attributable to Series C preferred shares	(5,047)	(5,047)	(20,188)	(20,188)
Net income attributable to participating securities	—	—	(409)	(850)
Net loss attributable to non-controlling interest in consolidated real estate entities	6,359	8,957	25,056	9,331
Net loss (income) attributable to redeemable non-controlling interest in consolidated real estate entities	973	(14,854)	4,059	(12,520)
Net loss attributable to common units in the operating partnership	4,353	1,758	9,357	3,358
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(166,996)	$(97,993)	$(364,143)	$(192,181)

BASIC AND DILUTED PER SHARE AMOUNTS
Net loss attributable to common stockholders—basic	$(1.18)	$(0.70)	$(2.58)	$(1.36)
Net loss attributable to common stockholders—diluted	$(1.18)	$(0.70)	$(2.58)	$(1.36)
Weighted average shares of common stock outstanding—basic	141,234	140,941	141,193	140,953
Weighted average shares of common stock outstanding—diluted	141,234	140,941	141,193	140,953

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Funds from Operations(1)
Unaudited, in thousands, except per share data

	Three Months Ended		Year Ended
	12/31/24	12/31/23	12/31/24	12/31/23
RECONCILIATION OF NET LOSS TO FUNDS FROM OPERATIONS (“FFO”)(1):
Net loss	$(173,481)	$(88,654)	$(381,406)	$(170,700)
Adjustments:
Depreciation and amortization—consolidated	89,101	103,192	354,425	397,846
Depreciation and amortization—non-real estate assets	(10,493)	(7,865)	(34,716)	(33,389)
Depreciation and amortization—HPP's share from unconsolidated real estate entities(2)	1,242	1,156	5,630	4,779
Loss (gain) on sale of real estate	2,453	(80,048)	2,453	(103,202)
Loss on sale of bonds	—	34,046	—	34,046
Impairment loss—real estate assets	5,506	60,158	42,049	60,158
Unrealized loss on non-real estate investments	934	851	3,958	3,120
FFO attributable to non-controlling interests	(3,082)	(4,857)	(12,789)	(42,335)
FFO attributable to preferred units	(5,200)	(5,200)	(20,800)	(20,800)
FFO to common stock/unit holders	(93,020)	12,779	(41,196)	129,523
Specified items impacting FFO:
Transaction-related expenses	—	194	2,306	(1,150)
Non-cash deferred tax asset adjustment—HPP's share	(2,121)	6,626	(951)	10,142
One-time impact of tax legislation change	788	—	—	—
Prior period net property tax adjustment—HPP's share(2)	—	—	—	(1,469)
Goodwill impairment	107,615	—	107,615	—
Write-off of transportation assets	2,236	—	2,236	—
Non-cash revaluation associated with a loan swap (unqualified for hedge accounting)	—	—	3,529	—
One-time straight-line rent reserve—HPP's share	—	—	3,871	—
One-time gain on debt extinguishment	—	—	—	(10,000)
One-time tax impact of gain on debt extinguishment	—	—	—	2,751
FFO (excluding specified items) to common stock/unit holders	$15,498	$19,599	$77,410	$129,797

Weighted average common stock/units outstanding—diluted	145,730	144,616	145,603	144,552
FFO per common stock/unit—diluted	$(0.64)	$0.09	$(0.28)	$0.90
FFO (excluding specified items) per common stock/unit—diluted	$0.11	$0.14	$0.53	$0.90

(1)    We calculate Funds from Operations ("FFO") in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus the HPP’s share of real estate-related depreciation and amortization, excluding amortization of deferred financing costs and depreciation of non-real estate assets. The calculation of FFO includes the HPP’s share of amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets.

FFO is a non-GAAP financial measure we believe is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and

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amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

(2)    HPP's share is a Non-GAAP financial measure calculated as the measure on a consolidated basis, in accordance with GAAP, plus our Operating Partnership’s share of the measure from our unconsolidated joint ventures (calculated based upon the Operating Partnership’s percentage ownership interest), minus our partners’ share of the measure from our consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). We believe that presenting HPP’s share of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because we have several significant joint ventures, and in some cases, we exercise significant influence over, but do not control, the joint venture. In such instances, GAAP requires us to account for the joint venture entity using the equity method of accounting, which we do not consolidate for financial reporting purposes. In other cases, GAAP requires us to consolidate the venture even though our partner(s) own(s) a significant percentage interest.

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Adjusted Funds from Operations(1)
Unaudited, in thousands, except per share data

	Three Months Ended		Year Ended
	12/31/24	12/31/23	12/31/24	12/31/23
FFO (excluding specified items)	$15,498	$19,599	$77,410	$129,797
Adjustments:
GAAP non-cash revenue (straight-line rent and above-below-market rents)	339	6,306	4,515	(3,020)
GAAP non-cash expense (straight-line rent expense and above-below-market ground rent)	2,722	1,939	7,721	7,495
Non-real estate depreciation and amortization	8,257	7,865	32,480	33,389
Non-cash interest expense	1,679	1,572	6,888	14,394
Non-cash compensation expense	6,540	6,707	25,887	23,611
Recurring capital expenditures, tenant improvements and lease commissions	(31,447)	(22,514)	(87,797)	(89,997)
AFFO	$3,588	$21,474	$67,104	$115,669

(1)    Adjusted Funds from Operations ("AFFO") is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO (excluding specified items) HPP's share of non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures related to HPP's share of tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of HPP’s share of straight-line rents, amortization of lease buy-out costs, amortization of above- and below-market lease intangible assets and liabilities, amortization of above- and below-market ground lease intangible assets and liabilities and amortization of loan discounts/premiums. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

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Net Operating Income(1)
Unaudited, in thousands

	Three Months Ended
	12/31/24	12/31/23
RECONCILIATION OF NET LOSS TO NET OPERATING INCOME (“NOI”):
Net loss	$(173,481)	$(88,654)
Adjustments:
Loss from unconsolidated real estate entities	865	1,683
Fee income	(1,336)	(1,155)
Interest expense	44,140	52,379
Interest income	(492)	(775)
Management services reimbursement income—unconsolidated real estate entities	(932)	(987)
Management services expense—unconsolidated real estate entities	932	987
Transaction-related expenses	193	194
Unrealized loss on non-real estate investments	934	851
Loss on sale of bonds	—	34,046
Loss (gain) on sale of real estate	2,453	(80,048)
Impairment loss	113,121	60,158
Other (income) expense	(198)	145
Income tax (benefit) provision	(1,052)	6,081
General and administrative	19,492	19,781
Depreciation and amortization	89,101	103,192
NOI	$93,740	$107,878

NOI BREAKDOWN
Same-store office cash revenues	157,370	168,873
Straight-line rent	(863)	(11,098)
Amortization of above-/below-market leases, net	1,018	1,307
Amortization of lease incentive costs	(630)	(38)
Same-store office revenues	156,895	159,044

Same-store studios cash revenues	16,023	15,932
Straight-line rent	(222)	171
Amortization of lease incentive costs	(9)	(9)
Same-store studio revenues	15,792	16,094

Same-store revenues	172,687	175,138

Same-store office cash expenses	67,734	67,983
Straight-line rent	371	376
Non-cash compensation expense	11	35
Amortization of above-market and below-market ground leases, net	639	639
Same-store office expenses	68,755	69,033

Same-store studio cash expenses	11,422	10,514
Non-cash compensation expense	30	113
Same-store studio expenses	11,452	10,627

Same-store expenses	80,207	79,660

Same-store NOI	92,480	95,478
Non-same-store NOI	1,260	12,400
NOI	$93,740	$107,878
(1)    We evaluate performance based upon property Net Operating Income ("NOI") from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make

Hudson Pacific Properties, Inc.
Press Release
distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. We define NOI as operating revenues (rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.